RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.

INTERIM INVESTMENT MANAGEMENT AGREEMENT

	INTERIM AGREEMENT, made as of this 23rd day of July, 2001 between RCM Strategic Global Government Fund, Inc., a Maryland corporation (the "Fund") and Dresdner RCM Global Investors LLC, a Delaware limited liability company (the "Manager").

WITNESSETH:

	WHEREAS, the Fund is a non-diversified closed-end management investment company registered under the Investment
Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

	WHEREAS, the Fund has been organized for the purpose of investing its funds and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager perform for it various investment management services; and the Manager is willing to furnish the investment management services sought by the Fund on the terms and conditions hereinafter set forth;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1.	The Fund hereby appoints the Manager to act as
Investment Manager to the Fund on the terms set forth in this Interim Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

2.	Subject to the supervision of the Board of
Directors of the Fund (the "Board") and to the express provisions and limitations set forth in the Fund's
Articles of Incorporation, By-Laws, and Form N-2
Registration Statement under the 1940 Act and the 1933
Act (the "Registration Statement"), each as it may be amended from time to time, the Manager shall have full discretionary authority to manage the investment and reinvestment of the Fund's assets and to provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Registration Statement, as such Registration
Statement may be amended from time to time. The services to be provided under this paragraph 2 shall be subject to the following understandings:

(a)	The Manager shall provide supervision of the Fund's
investments and shall determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise. Subject to the limitations in this Section
2, the Manager is empowered hereby, through any of its principals or employees, to take any of the following actions for the benefit of the Fund:

(i)	to invest and reinvest in stocks, bonds,
notes, trade acceptances, commercial paper, structured instruments, and other obligations of every description issued or incurred by governmental or quasi-governmental bodies or their agencies, authorities or instrumentalities, or by corporations, trusts, associations, partnerships, or other firms or entities;

(ii)	to invest and reinvest in loans and deposits
at interest on call or on time, whether or not secured by collateral;

(iii)	to purchase and sell put and call options,
financial futures and put and call options on such financial futures, and to enter into transactions with respect to swaps, caps, floors, and other similar instruments.

(iv)	to purchase and sell foreign currency and
forward contracts on such foreign currency;

(v)	to lend the Fund's portfolio securities to
brokers, dealers, other financial institutions, or other parties, and to engage in repurchase and reverse repurchase transactions with such entities;

(vi)	to buy, sell, or exercise rights and warrants
to subscribe for stock or other securities;

(vii)	to execute agreements with broker-dealers,
banks, futures commission merchants, and other financial institutions on behalf of the Fund for the purpose of entering into any of the foregoing transactions;

(viii)	to purchase, sell, and otherwise enter
into transactions with respect to any instrument not described above that may be considered a "derivative" instrument;

(ix)	to engage in transactions with respect to any
other instruments, or to take any other actions with respect to the Fund's investments, that the Fund is authorized to invest in or to take pursuant to the Registration Statement; and

(x)	to take such other actions, or to direct the
Custodian to take such other actions, as may be necessary or desirable to carry out the purpose and intent of this subparagraph (a) of this paragraph
(2).

In determining the investments or securities to be purchased or sold by the Fund, the Manager shall place orders with respect to such instruments either directly with the issuer or in such markets and through such underwriters, dealers, brokers, or futures commission merchants (collectively,
"brokers") as in the Manager's best judgment offer the most favorable price and market for the execution of each transaction; provided, however, that, to the extent permitted under the Securities
Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and the 1940 Act, the Manager may cause the Fund to place orders for transactions with brokers that furnish brokerage and research services, as defined in the 1934 Act, to the Manager or any affiliated person of the Manager, subject to such policies as the Board may adopt from time to time with respect to the extent and continuation of this practice. The
Fund understands and agrees that the Manager may effect transactions in portfolio securities through brokers who may charge an amount in excess of the amount of commission another broker would have charged, provided that the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either the specific transaction or the Manager's overall responsibilities to the Fund and other clients as to which the Manager or any affiliated person of the Manager exercises discretionary investment authority. Receipt by the Manager or any affiliated person of the Manager of any such brokerage research services shall not give rise to any requirement for abatement or reduction of the advisory fee payable by the Fund to the Manager under this Interim Agreement. It is understood that the services provided by such brokerage firms may be useful to the Manager or its affiliated persons in connection with their services to other clients. The Fund agrees that any entity or person associated with the Manager or any affiliated person of the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section
11(a) of the 1934 Act, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

(b)	The Manager agrees to furnish suitable office space
for the Fund.

(c)	The Manager shall use its best judgment in the
performance of its duties under this Interim
Agreement.

(d)	The Manager undertakes to perform its duties and
obligations under this Interim Agreement in conformity with the Registration Statement, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Fund's Board of Directors, all as may be amended or modified from time to time.

(e)	The Manager shall maintain books and records with
respect to the Fund's portfolio transactions and the Manager shall render to the Fund's Board such periodic and special reports as the Board of Directors may reasonably request from time to time.
The Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

(f)	The Fund understands and agrees:

(i)	that the Manager performs investment
management services for various clients and that the Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of actions taken with respect to the Fund, so long as it is the Manager's policy, to the extent reasonably practical, to allocate investment opportunities to the Fund over time on a fair and equitable basis relative to other clients;

(ii)	that the Manager shall have no obligation to
purchase or sell for the Fund any security that the Manager, or its principals or employees, may purchase or sell for their own accounts or for the account of any other client, if, in the opinion of the Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Fund; and

(iii)	that, to the extent permitted by applicable
laws and regulations, on occasions when the Manager deems the purchase or sale of a security or other instrument to be in the best interests of the Fund as well as of the other clients of the Manager, the Manager may aggregate the securities to be so sold or purchased when the Manager believes that to do so would be in the best interests of the Fund. In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in that transaction, shall be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

3.	The Manager will bear all of the expenses related
to salaries of its employees and to the Manager's overhead in connection with its duties under this Interim
Agreement. The Manager also will pay all directors' fees and salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940
Act) of the Manager.

Except for the expenses specifically assumed by the Manager, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Manager and board meeting expenses;
fees of the Manager; fees of the Fund's Administrator;
interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend reinvestment and disbursing agent of the Fund; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental offices;
brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchases or sales or registering privately issued portfolio securities; fees and expenses of the Fund's custodian and sub-custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy;
expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meeting; SEC and state blue sky registration fees; New York Stock Exchange listing fees; any fees payable by the Fund to the National Association of Securities Dealers, Inc. in connection with this offering; and its other business and operating expenses.

4.	For the services provided and the expenses assumed
pursuant to this Interim Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to 0.95% per annum of the Fund's average daily net assets during the month. The Fund authorizes the Manager to charge the Fund for the full amount of fees as they become due and payable pursuant to this paragraph 4; provided, however, that copies of the fee statement relating to said payment shall be sent to the Custodian and to the Fund.

In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective with respect to the Fund, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the Fund's expenses to the extent required by such expense limitation.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

	All management fees earned hereunder shall be held
in an escrow account with the Fund's custodian.
a)	If a majority of the Fund's outstanding voting
securities approve a new investment management
agreement within the 150 day period from the date
hereof, the fees held in the escrow account will be
paid to the Investment Manager.
b)	If a majority of the Fund's outstanding voting
securities do not approve a new investment management agreement with the Investment Manager, the Investment
Manager will be paid, out of the escrow account, the lesser of:
Any costs incurred in performing this Interim
Agreement (plus interest earned on that amount while in escrow); or
The total amount in the escrow account (plus interest earned).

5.	The Manager shall authorize and permit any of its
directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

6.	The Manager shall not be liable to the Fund or any
of its stockholders for any error of judgment, mistake of law, or any loss suffered by the Fund or any of its stockholders in connection with any act or omission in the performance of its obligations to the Fund or to which this Interim Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Interim Agreement.

7.	This Interim Agreement shall continue in effect
until a new investment management agreement is approved
by a vote of a majority (as defined in the 1940 Act) of
the outstanding voting securities of the Fund, but in no
event, shall this agreement have a duration greater than
150 days from its effective date, if not sooner
terminated. 	This Agreement may be terminated at any
time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund on ten (10) days' written notice to the Manager, or by the Manager on sixty (60) days' written notice to the Fund. This Interim Agreement shall terminate automatically in the event of its assignment
(as such term is defined in the 1940 Act and the rules thereunder).

8.	Nothing in this Interim Agreement shall limit or
restrict the right of any of the Manager's principals, officers or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, investment company, firm, individual or association. The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

9.	Any notice or other communication required to be
given pursuant to this Interim Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Manager at Four Embarcadero
Center, San Francisco, CA 94111 or (ii) to the Fund at
Four Embarcadero Center, San Francisco, CA 94111.

10.	This Interim Agreement shall be governed by and
construed in accordance with the laws of the State of California.

11.	Under a License Agreement dated June 14, 1996, the
Fund was granted a royalty-free, non-exclusive license to use the name "RCM" as part of its name only in connection with the operation of an investment company. It is further provided in the License Agreement that the term
"RCM" may be used or licensed in connection with other investment companies, subject to the requirements of the 1940 Act, or any other business enterprise during the term of such License Agreement or thereafter. The
License Agreement is terminable on sixty days' notice to the Fund or as soon as practicable thereafter. Upon such termination, the Fund is required to change its name to one which does not include the term "RCM".

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

							RCM STRATEGIC
GLOBAL
							GOVERNMENT
FUND, INC.

Attest:
By:  /s/ Karin L. Brotman				By:  /s/
Luke D. Knecht



							DRESDNER RCM
GLOBAL
							INVESTORS LLC

Attest:
By:  /s/ Karin L. Brotman					By:
/s/Robert J. Goldstein


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